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                                                                      EXHIBIT 12

                       UNITED STATES CELLULAR CORPORATION
                      RATIOS OF EARNINGS TO FIXED CHARGES
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                  (DOLLARS IN THOUSANDS, EXCEPT RATIO AMOUNTS)

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
EARNINGS:
  Income from Continuing Operations before income taxes..........................  $ 388,112
    Add (Deduct):
      Minority Share of Losses from Majority-owned Subsidiaries..................       (406)
      Earnings on Equity Method..................................................    (42,451)
      Distributions from Minority Subsidiaries...................................     27,083
                                                                                   ---------
                                                                                   $ 372,338

    Add fixed charges:
      Consolidated Interest Expense..............................................     35,705
      Deferred Debt Amortization Expense.........................................      4,067
      Interest Portion ( 1/3) of Consolidated Rent Expense.......................      8,076
                                                                                   ---------
                                                                                   $ 420,186
FIXED CHARGES:
  Consolidated Interest Expense..................................................  $  35,705
  Deferred Debt Amortization Expense.............................................      4,067
  Interest Portion ( 1/3) of Consolidated Rent Expense...........................      8,076
                                                                                   ---------
                                                                                   $  47,848
                                                                                   ---------
                                                                                   ---------
RATIO OF EARNINGS TO FIXED CHARGES...............................................       8.78
                                                                                   ---------
                                                                                   ---------
FIXED CHARGES AND PREFERRED DIVIDENDS:
  Tax-effected Preferred Dividends...............................................  $      59
  Fixed Charges..................................................................     47,848
                                                                                   ---------
                                                                                   $  47,907
                                                                                   ---------
                                                                                   ---------
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS.......................       8.77
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